Exhibit 99.2

ISTC Corporation 4582 S. Ulster Street, Suite 1700 Denver, CO 80237

Conduent Securities Services, Inc. 12720 Hillcrest Road Suite 115 Dallas, TX 75230

Important Notice Regarding Availability of Materials

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

You are receiving this notice because you held common limited partnership units (“AIR OP common units”) or Class I High Performance partnership units (collectively, with the AIR OP common units, the “AIR OP units”) in AIMCO Properties, L.P. (“AIR OP”) as of the close of business on [*], 2020 (“Record Date”). On [*] 2020, AIR OP will distribute all of the outstanding common limited partnership units (“New OP units” ) in AIMCO OP L.P. (“New OP”) on a pro rata basis to holders of AIR OP units. Each holder of AIR OP units will receive one New OP unit for each AIR OP unit held as of the close of business on the Record Date.

An Information statement describing the distribution has been filed as an exhibit to New OP’s registration statement on Form 10. This notice provides instructions on how to access the information statement for informational purposes only and is not a form for voting. No vote of AIR OP’s unitholders is required or is being sought. Therefore, you are not being asked for a proxy, and you are requested not to send a proxy. The information statement contains important information and is available, free of charge, on the Internet or by mail by following the instructions below. We encourage you to access and review the information statement closely.

How to Access the Information Statement

How to View Online:

Visit www.aimco.com/scc_infostmt

How to Request and Receive a PAPER Copy:

If you want to receive a paper copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

By Telephone – Call our Transfer Agent, Conduent, free of charge at 866-275-3705

By Email – Send an email to our Transfer Agent, Conduent, at investorservices@conduent.com with “Request for Materials Aimco (New OP)” in the subject line. Include in the message the full registration on your Conduent account and mailing address. State in the email that you want a paper copy of the New OP information statement.